SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       August 16, 1999
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                                NBT Bancorp Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-14703              16-1268674
(State or Other Jurisdiction         (Commission          (IRS Employer
      of Incorporation)              File Number)       Identification Number)

52 South Broad Street, Norwich, New York                    13815
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(Address of Principal Executive Office)                   (Zip Code)


Registrant's telephone number, including area code        607/337-6000
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         ---------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5. Other Events.

         On August 16, 1999, NBT Bancorp Inc., a Delaware corporation ("NBT"), and Lake Ariel Bancorp, Inc., a Pennsylvania corporation ("Lake Ariel"), announced that they had entered into an Agreement and Plan of Merger, dated as of August 16, 1999 (the "Merger Agreement").

         Pursuant to the Merger Agreement, Lake Ariel will merge with and into NBT, with NBT being the surviving corporation. Shareholders of Lake Ariel will receive a minimum of 0.8315 shares and a maximum of 0.9487 shares of NBT common stock for each share exchanged. Based on the August 13, 1999, closing price of NBT common stock on the Nasdaq National Market, NBT will issue approximately 4.6 million shares and share equivalents in exchange for all of the Lake Ariel common stock and share equivalents outstanding. Lake Ariel has provided NBT an option to acquire up to 965,300 shares of Lake Ariel's common stock (equivalent to 19.9% of Lake Ariel's common stock currently outstanding) exercisable in the event of certain circumstances involving transactions with third parties, acts of third parties, or break-up of the Merger Agreement. The merger is subject to the approval of each company's shareholders and of banking regulators. The merger is expected to close in the first quarter of 2000 and is intended to be accounted for as a pooling-of-interests and to qualify as a tax-free exchange for Lake Ariel shareholders. The transaction is valued at $92.8 million or $18.50 per share for the outstanding common stock of Lake Ariel.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a) Not Applicable.

                  (b) Not Applicable.

                  (c) Exhibits.

         The  following   exhibits  are  filed  with  this  Current   Report  or
incorporated by reference into this Current Report on Form 8-K:

        Exhibit
         Number   Description
         ------   ------------

           2.1 Agreement and Plan of Merger, dated as of August 16, 1999, by and between NBT Bancorp Inc. and Lake Ariel Bancorp, Inc. *

           2.2    The   Directors'  Agreement,  dated  as of August 16, 1999, is
                  part  of  the Agreement and Plan of Merger,  which is filed as
                  Exhibit 2.1 above.


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           2.3    Stock  Option  Agreement,  dated   August  16,  1999,  by  and
                  between Lake Ariel Bancorp, Inc. As "Issuer" and NBT Bancorp Inc. as "Grantee." *

           2.4    Form of Employment Agreement with John G. Martines *

           2.5    Form of Change-in-Control Agreement *

           99.1   Press release, dated August 16, 1999.

* Incorporated by reference to the corresponding exhibit number in the Registrant's Schedule 13D filed by the Registrant on August 18, 1999 with respect to Lake Ariel Bancorp, Inc., File No. 0-22092.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            NBT BANCORP INC.

                            By:  /s/ Daryl R. Forsythe

                                 Name:  Daryl R. Forsythe
                                 Title: President and Chief
                                          Executive Officer

Date: August 18, 1999.

                                  EXHIBIT INDEX

99.1   Press release, dated August 16, 1999.